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                                                               EXHIBIT 99.(h)(1)
                                   APPENDIX A

Fund                                               Annual Administration Fee

Asset Management Fund--Premier Class                        0.15%
Equity 500 Index Fund Investment                            0.30%
Money Market Fund Investment                                0.30%
PreservationPlus Fund--Institutional Class                  0.10%
PreservationPlus Fund--Investment Class                     0.25%
PreservationPlus Fund - Class A Shares
PreservationPlus Fund--Class C Shares

AS REVISED: MARCH 31, 2003